UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2013

NOVATION HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We have entered into an Amended Asset Acquisition Agreement (the "Acquisition Agreement") with StarPoint U.S.A., Inc. (the "Seller"), dated as of May 17, 2013 but signed by all parties on May 21, 2103, pursuant to which the Seller will sell its operating assets to StarPoint Acquisition Corp. (“SAC”), a Florida corporation we formed as a wholly-owned acquisition subsidiary for the purpose of undertaking the acquisition.  At closing, SAC will change its corporate name to StarPoint U.S.A., Inc., StarPoint will change its corporate name to avoid any confusion, and SAC will be transferred to Crown City Pictures, Inc. (“CPI”), our controlled, publicly-traded subsidiary.  Our Board of Directors approved this Acquisition Agreement at a meeting held on May 17, 2013. The Board of Directors of CCPI also approved the transaction at a separate meeting held on May 17, 2013.

At Closing the Seller will receive 48,333,333 common shares of CCPI and a promissory note issued by SAC and guaranteed by CCPI for $1,000,000, due in one year and convertible into CCPI common stock at a fixed price of $0.03 per share, at the election of the holder of the note.  In addition, CCPI has agreed to issue 30 million common shares to us for the transfer of SAC to it, as a wholly-owned subsidiary.

StarPoint is a U.S. based vehicle distribution company that has a proven track record and that is not exclusive to any specific vehicle brand, which allows it to distribute a number of different brands / models in the U.S. market.  As part of its ongoing business, StarPoint has been the exclusive distributor of Daewoo vehicles and Genuine Daewoo Parts to the U.S. market since 1998.  A total of 188,000 Daewoo brand vehicles (Leganza, Nubira and Lanos models) were distributed from 1998 through 2002.  Today, StarPoint continues to provide both Warranty Administration and Genuine Daewoo Parts to approximately 80,000 remaining Daewoo owners in the US.  That business will be acquired by SAC, which will then change its corporate name to StarPoint USA, Inc., while the old StarPoint also will change its corporate name, to eliminate any confusion, and will continue in existence with its remaining assets, unrelated to us or CCPI..

StarPoint plans to maximize sales and market share through the near term use and further development of an existing and robust independent retail dealership network.  The company will offer unique vehicles of exceptional value at very competitive prices with sales to dealers being supported by a seasoned, market savvy management team that is capable of implementing a marketing strategy designed to introduce new models / brands and establish it as a leader in the alternative fuel vehicle (“AFV”) market niche.  “An important aspect of our business strategy is marketing a portfolio of different AFV models that meet the needs of a wide variety of end users including both fleet operators and retail customers. All-electric vehicles will be one offering, but we will also focus on offering vehicles powered by Compressed Natural Gas (CNG) either as fully dedicated CNG or as Bi-Fuel (gasoline and CNG) capable models.

StarPoint has positioned itself to capitalize on the growing need for less dependence on foreign oil through environmentally friendly “green” vehicle alternatives for the U.S. market.  In June of 2012, the Company secured an exclusive vehicle distribution agreement with a U.S. based alternative fuel vehicle manufacturer for the entire U.S. market, including Puerto Rico, that will involve the distribution of CNG Bi-Fuel and all electric vehicles.  The company is currently in discussions with several other vehicle manufacturers regarding the distribution of their alternative fuel models, as well, which will further broaden the scope of our AFV portfolio.

The AFV market is a growth segment that stands to increase market share significantly by 2035 according to projections by the U.S. Energy Information Administration (EIA), which includes a mix of flex-fuel, mild hybrid, hybrid gasoline/diesel, electric, plug-in hybrid electric, gaseous, electric and fuel cell.  Certainly, these AFVs will play a significant role in meeting more stringent Green House Gas (“GHG”) emissions and fuel economy standards, as well as offering fuel savings in the face of higher gasoline prices.

Under the terms of the acquisition agreement, Mr. Ben Rainwater, CEO of StarPoint, also will become a member of the Board of Directors of CCPI and will assume the role of CEO of CCPI.  The acquisition of the operating assets and business is expected to close immediately.

The foregoing summary of the Acquisition Agreement is not complete, and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached as an exhibit to this Current Report. That agreement should be reviewed carefully for a complete understanding of the terms and conditions associated with this transaction; however, the agreement (including, without limitation, our representations and warranties contained in those agreements) is not intended to provide factual information about us. Rather, the disclosures contained in our reports filed with the SEC under the Securities Exchange Act of 1934, as amended, should be reviewed for any such factual information.

There can be no assurance that the conditions to acquisition of the assets of StarPoint will be satisfied at any time or times or that we will actually complete the transactions contemplated by the Acquisition Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d.

Exhibits.

The agreements listed below are filed with and made a part of this Current Report. The disclosure schedules referenced in and attached as exhibits to the original Amended Asset Acquisition Agreement have been omitted as not material and in order to protect confidentiality of the business and activities of the parties.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Current Report on Form 8-K, please note that the agreements are included only to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

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should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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 have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

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 may apply standards of materiality in a way that is different from what may be viewed as material to sellers; and

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 were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our public filings, which are available without charge through the SEC's website at http://www.sec.gov.

Exhibit Number	Description of Exhibit
10	Amended Asset Acquisition Agreement dated as of May 17, 2013 between and among Novation Holdings, Inc., StarPoint Acquisition Corp., Crown City Pictures, Inc. and StarPoint U.S.A., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novation Holdings, Inc.

Date: May 22, 2013	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO